UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 19, 2006

PRB Gas Transportation, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On May 19, 2006 the Company announced that it had signed a definitive agreement to purchase approximately 600 coal-bed methane wells in Wyoming's Powder River Basin.

Item 9.01.    Financial Statements and Exhibits.

FOR IMMEDIATE RELEASE

PRB GAS TRANSPORTATION SIGNS DEFINITIVE AGREEMENT

TO PURCHASE PRODUCING WELLS AND 29,500 ACRES

IN WYOMING’S POWDER RIVER BASIN

Denver, Colorado – May 19, 2006 – PRB Gas Transportation, Inc. (“PRB” or the “Company”) (AMEX:PRB) today announced that it has signed a definitive agreement to purchase approximately 600 coal-bed methane wells producing approximately 3,000,000 cubic feet per day on 29,500 acres in Wyoming’s Powder River Basin.  PRB is currently the gas gatherer for the majority of this production.  Additionally, the 29,500 acres are adjacent to PRB’s pilot program to the Moyer coal seam in the Gap field of Wyoming's Powder River Basin.  The acreage covers the fields of Gap, Bonepile and Bell Knob south of Gillette, Wyoming.

Robert W. Wright, PRB’s Chairman and CEO, noted, “This transaction represents an excellent addition to our business portfolio.”  He went on to say, “Our analysis points to a great deal of upside potential from this transaction.  Once our Moyer pilot produces gas, PRB plans to develop the Moyer coal on the acreage.  In terms of location, current production and the opportunity to increase production, this acquisition meets our objectives of seeking out complementary and accretive business opportunities which expand our production and drilling activities where we have gas gathering assets.  This acquisition will add significantly to our future development potential.”

The identity of the seller and PRB’s purchase price were not disclosed.  Under the terms of the agreement, closing should take place on or before June 30, 2006, unless PRB’s final due diligence uncovers title or environmental issues which would allow it to withdraw from the agreement.

PRB is an oil and gas exploration and development company operating in the Rocky Mountain states.  In addition, PRB also provides gas gathering, processing and compression services on properties it operates and for third party producers.

This press release may include certain statements concerning expectations for the future that are forward-looking statements.  Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control.  An extensive list of factors that can affect future results are discussed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Company Contacts:	or	Investor Relations Counsel
PRB Gas Transportation, Inc.		The Equity Group Inc.
Robert W. Wright, Chairman and CEO		Linda Latman (212) 836-9609
William P. Brand, Jr., Vice President - Finance		Lena Cati (212) 836-9611
(303) 308-1330		www.theequitygroup.com
info@prbtrans.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2006	PRB Gas Transportation, Inc.
(Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr.
Vice President - Finance
(Principal Financial and Accounting Officer)